Exhibit 5.1

DLA Piper LLP (US) 701 Fifth Avenue, Suite 6900 Seattle, WA 98104-7044 T 206-839-4800 F 206-839-4801 W www.dlapiper.com

November 24, 2021

Navitas Semiconductor Corporation

22 Fitzwilliam Square South

D02 FH68 Dublin, Ireland

Attn: Gene Sheridan

Re:     Navitas Semiconductor Corporation - Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Navitas Semiconductor Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on November 24, 2021 pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the offering for resale, on a delayed or continuous basis, by the selling securityholders named in the Registration Statement (the “Selling Securityholders”), of up to an aggregate of (a) 4,741,667 warrants (the “Resale Warrants”) to purchase shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), and (b) 87,007,757 shares of Class A Common Stock, consisting of up to (i) 6,315,000 shares of Class A Common Stock issued in a private placement to the sponsor of the Company (the “Founder Shares”), (ii) 17,300,000 shares of Class A Common Stock issued to certain investors in a private placement that closed concurrently with the closing of the business combination (the “PIPE Shares”), (iii) 38,047,982 shares of Class A Common Stock held by certain of the Company’s directors, officers and affiliates (collectively, the “Long Shares,” and together with the Founder Shares and the PIPE Shares, the “Shares”), (iv) 4,577,659 shares of Class A Common Stock issuable upon the settlement of outstanding restricted stock units (the “RSUs”) that are held by certain of the Company’s directors and officers (the “RSU Shares”), (v) 2,548,789 shares of Class A Common Stock issuable upon the exercise of outstanding options (the “Options”) held by certain of the Company’s directors and officers (the “Option Shares”), (vi) 4,743,138 shares of Class A Common Stock that the Company’s directors, officers and affiliates have the contingent right to receive (the “Rights,” and together with the RSUs, and the Options, the “Settleable Securities”) upon the Class A Common Stock achieving certain trading price milestones (the “Earnout Shares,” and together with the RSU Shares and the Option Shares, the “Control Shares”),(vii) 4,666,667 shares of Class A Common Stock that are issuable by the Company upon exercise of the certain of the Resale Warrants (the “Private Warrant Shares”), and (viii) 375,189 shares (the “Navitas Warrant Shares”) of Class A Common Stock that are issuable by the Company upon exercise of certain warrants issued by Legacy Navitas in a private placement to certain former Navitas Legacy stockholders. In addition, the Registration Statement covers the issuance by the Company of up to 8,433,333 shares of Class A Common Stock upon exercise of outstanding public warrants (the “Public Warrants,” and together with the Resale Warrants, the “Warrants”) that were previously issued by the Company in a transaction registered with the Commission (the “Public Warrant Shares” and, together with the Private Warrant Shares and the Navitas Warrant Shares, the “Warrant Shares”).

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, without independent investigation or verification of any kind, we have assumed the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company. Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that, as of the date hereof:

1.	The Resale Warrants are the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	The Shares are validly issued, fully paid and non-assessable.

3.	The Control Shares, when issued upon exercise or settlement of the applicable Settleable Securities in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

4.	The Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms thereof, will be validly issued, fully paid and non-assessable.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We are opining herein solely as to the Delaware General Corporation Law (the “DGCL”) and, as to the opinion set forth in numbered paragraph 1 above, the internal laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof, and we assume no obligation to revise or supplement this opinion after the date hereof. We express no opinion as to any other law, or whether the laws of any other jurisdiction are applicable to the subject matter hereof.

Our opinions set forth in numbered paragraph 1 above are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) the creation, validity, attachment, perfection, or priority of any lien or security interest, (f) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (g) waivers of broadly or vaguely stated rights, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) proxies, powers and trusts, (l) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, and (m) the severability, if invalid, of provisions to the foregoing effect.

We have assumed (a) that the Warrants and the related warrant agreement have been duly authorized, executed and delivered by the parties thereto other than the Company, (b) that the Warrants and the related warrant agreement constitute or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms and (c) that the status of the Warrants as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities. We have also assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus forming part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, any of its securities, or the Registration Statement. This opinion is rendered as of the date hereof, and we assume no obligation to advise you of any fact, circumstance, event or development that may hereafter be brought to our attention whether or not such occurrence would alter, affect or modify the opinion expressed herein.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)